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REPLY TO TALLAHASSEE OFFICE
hdh@idhlaw.com

April 6, 2007

Board of Directors
Pro Financial Holdings, Inc.
536 North Monroe Street
Tallahassee, FL 32301

RE:	Pro Financial Holdings, Inc. Pre-Effective Amendment No. 1 to Form SB-2 for up to 1,500,000 Units Containing Shares of Common Stock and Warrants, SEC File No. 333-141191.

Ladies and Gentlemen:

We have acted as counsel to Pro Financial Holdings, Inc. (“ProFinancial” or the “Company”) in connection with the proposed registration under the Securities Act of 1933, as amended, on Form SB-2 (“Registration Statement”), as amended by the Pre-Effective Amendment No. 1, by the Company of up to 1,500,000 units consisting of shares of its $.01 par value common stock and warrants to purchase shares of common stock covered by the above-described Registration Statement. In rendering our opinion set forth below, we do not express any opinion concerning law other than Federal law and the law of the State of Florida.

In connection therewith, we have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below, including but not limited to the following:

•	The Articles of Incorporation of ProFinancial, as filed with the Secretary of State of Florida;

•	The Bylaws of ProFinancial;

•
A Resolution of ProFinancial’ Board of Directors, certified as correct and complete by the Secretary of ProFinancial, authorizing the sale of up to 1,500,000 units containing shares of ProFinancial common stock and warrants to purchase shares of common stock;

Board of Directors
Pro Financial Holdings, Inc.
April 6, 2007

•	Certificate of Active Status with respect to ProFinancial, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement File No. 333-141191and Pre-Effective Amendment No. 1, including all exhibits thereto.

We have also conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion. As to matters of fact, we have examined and relied upon factual representations of ProFinancial contained in the Registration Statement 333-141191 and Pre-Effective Amendment No. 1 thereto. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than ProFinancial, had the corporate power and authority to enter into and perform all obligations thereunder, and as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents, and the validity and binding effect and enforceability thereof.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	ProFinancial has been duly incorporated and is validly existing under the laws of the State of Florida.

•
The 1,500,000 shares of $.01 par value common stock, the 1,500,000 warrants to purchase one share of common stock, and the 1,500,000 shares of $.01 par value common stock underlying the warrants, all covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, and outstanding, fully paid and non-assessable.

In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction, except Federal securities laws.

We consent to the filing of this opinion as an exhibit to the aforementioned Amendment No. 1 to Registration Statement on Form SB-2 File No. 333-141191 and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Board of Directors
Pro Financial Holdings, Inc.
April 6, 2007

Sincerely, IGLER & DOUGHERTY, P.A.

/s/ Igler & Dougherty, P.A.